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                                                                     Exhibit 5.1

                  [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                               ____________, 2001

Simplex Solutions, Inc.
521 Almanor Avenue
Sunnyvale, California 94085

         Re: REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission (the "Commission") on September 11, 2000 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 4,500,000 shares of your Common Stock, $0.001 par value (the "Shares"). The Shares, which include up to 675,000 shares of Common Stock issuable pursuant to an over-allotment option granted to the underwriters (the "Underwriters"), are to be sold to the Underwriters as described in such Registration Statement for re-sale to the public. As your legal counsel in connection with this transaction, we have examined the proceedings taken by you in connection with the issuance and sale of the Shares.

     Based on the foregoing, it is our opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by your Board of Directors, will be duly authorized, legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus filed pursuant to Rule 462(b) of the Act.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation